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                                                                    EXHIBIT 10.2


                          TRANSITION SERVICES AGREEMENT

                                     BETWEEN

                            PINNACLE RESOURCES, INC.

                                       AND

                             CARRIZO OIL & GAS, INC.

         This Transition Services Agreement ("Agreement") is made and entered into as of this 23rd day of June, 2003, by and between Pinnacle Gas Resources, Inc., ("Company"), a Delaware corporation, and Carrizo Oil & Gas, Inc., a Texas corporation ("Carrizo"). Company and Carrizo may be referred to individually herein as a "Party" and collectively as the "Parties".

                                   WITNESSETH:

A. Company desires to engage Carrizo to provide certain transitional accounting, recordkeeping, audit, and similar services to Company, as further described in
Section 1 below.

C. Carrizo is agreeable to providing such services pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, the Parties hereto agree as follows:

1. SERVICES

         1.1 Carrizo shall provide or cause to be provided the accounting, recordkeeping, audit, and similar services set forth on EXHIBIT A attached hereto and incorporated herein by reference, or as otherwise agreed in writing by Carrizo and Company, subject to the terms and conditions of this agreement (the "Services"). Carrizo will exercise its commercially reasonable efforts to make the Services available to Company, subject to the terms and conditions of this Agreement. These Services will be provided in a manner appropriate for Company, considering, among other relevant factors, the relative size of Company and its current status as a non-publicly traded corporation. Without limiting the generality of the foregoing, in no event shall Carrizo be required to provide Services to Company in any greater detail than it provides for itself.

         1.2 For all Services, Carrizo agrees to provide both systems and personnel necessary to perform the Services; provided, however, that Carrizo shall have the right to, whenever it deems necessary or advisable, engage or contract for, or cause to be engaged or contracted for, on behalf of Company, the goods and services of third-party subcontractors, suppliers, vendors and other providers to perform any of the Services or any part of the Services. Carrizo will provide to Company all reasonably requested information regarding such third-party providers.


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         Company hereby releases Carrizo, its affiliates, directors, officers, employees, representatives, advisors and agents ("Related Parties") from all liability arising from the non-performance, inadequate performance, faulty performance or other failure or breach by a third-party provider, NOTWITHSTANDING THE NEGLIGENCE OR GROSS NEGLIGENCE OF CARRIZO OR ANY OF ITS RELATED PARTIES OR WHETHER DAMAGES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN STATUTE OR OTHERWISE. Carrizo shall, upon reasonable request by Company, use commercially reasonable efforts to cooperate with Company in making claims against a third-party provider for any delay or failure in the performance of the Services to the extent such delay or failure is due to the non-performance, inadequate performance, faulty performance or other failure or breach by the third-party provider.

         1.3 Carrizo shall not be required to provide any Service to Company if Carrizo is prohibited by law or contractual restriction or limitation from providing such Service. If any Service is terminated by Company by written notice to Carrizo, with the consent of Company, or is no longer performed by Carrizo or any third party provider, there shall be no obligation to reinstate such Service, unless the Parties mutually agree in writing. The Parties agree that Carrizo will not be required to render any Services that would necessitate that it qualify to do business in any other jurisdiction where it would otherwise not be required to be so qualified. Nothing provided in this Agreement shall require Carrizo to violate any agreement with any third party, including any software license agreement. The Parties agree to maintain the confidentiality of all non-public information relating to the other Party and its affiliates regarding the Services and each Parties' business activities, except as may be required to be disclosed by law. Any amendment, supplement, variation, alteration or modification to any agreed to Services, plan of action or work order must be made in writing and signed by an authorized representative or agent of each of the Parties. Company shall provide direction to Carrizo where business decisions are required in the performance of the Services. Where necessary for the performance of the Services, Company shall designate Carrizo as its authorized agent.

         1.4 If Carrizo is required to increase staffing, acquire equipment or to make any investments or capital expenditures in order to increase the level of use of any Service provided as a result of a request by Company to increase the level of use provided by Carrizo, Carrizo shall inform Company in writing of the need for such increases in staffing level, acquisitions of equipment, investments or capital expenditure required before any such costs or expenses are incurred. Upon mutual written agreement as to any such increase in staffing level, acquisition of equipment, investment or capital expenditure required, Company shall reimburse Carrizo for the actual increased costs and expenses incurred by Carrizo allocable to the Services. If Company does not agree to reimburse Carrizo for the actual increased costs and expenses to be incurred, Carrizo shall have no obligation to increase the level of such Service.

         1.5 Notwithstanding the provisions of Section 3.1, if any costs and expenses are required to segregate data or systems of Company from data or systems of Carrizo prior to termination of this Agreement, Company shall reimburse Carrizo for the reasonable costs and expenses of such segregation actually incurred by Carrizo; provided, however, that Carrizo shall not undertake any such segregation without providing to Company a written estimate of the costs


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of such segregation and obtaining the prior written consent of Company thereto, which consent shall not be unreasonably withheld.

         1.6 Except as agreed in writing by the Parties, Carrizo shall not be required to perform any Service requiring the use of, and shall not be required to install or use, any software or equipment modified or provided by Company. Carrizo shall not be required to modify or change any Carrizo's software or equipment to perform any Service.

         1.7 Company shall designate in writing a representative (the "Company Representative"). The Company Representative shall have the authority, on behalf of Company, to enforce the provisions of this Agreement, to take any action necessary to cause or promote the orderly and expeditious prosecution of the Services, and to serve as the primary contact for communications between Carrizo and Company concerning the performance of the Services. Before any limitation placed by Company on the authority of the Company Representative may be effective, such limitation shall first be disclosed to Carrizo in writing, and if not so disclosed, shall not have any effect.

         1.8 Carrizo shall designate in writing a representative (the "Carrizo Representative") who shall have the authority to act on Carrizo's behalf in connection with the performance of the Services, to enforce the provisions of this Agreement, and to serve as the primary contact for communications between Company and Carrizo concerning the performance of the Services. Before any limitation placed by Carrizo on the authority of the Carrizo Representative may be effective, such limitation shall first be disclosed to Company in writing, and if not so disclosed, shall not have any effect.

         1.9 In the event Carrizo shall deem it necessary in the performance of a Service to involve a third party in connection therewith, other than such third party Services that are or were obtained in the ordinary course of business consistent with past practice, Carrizo shall provide to Company all pertinent information regarding such third party, and it shall obtain the written approval of Company to commencement of rendering of such Services by the third party. The cost of such additional third party Services shall be billed directly to Company from such third party without additional payments to Carrizo in connection therewith. Notwithstanding the foregoing, the prior written approval referred to above shall not be required in cases of emergency where the failure to obtain such third party Services could cause economic harm to Company in excess of the cost to be incurred in obtaining such third party Services.

2. PERFORMANCE OBLIGATIONS

         2.1 During such time as Carrizo's or its affiliates' employees are rendering Services hereunder, those employees who are engaged in the performance of such Services shall, subject to Section 4.2 and subject to any such employee's right to terminate his or her employment and Carrizo's right to terminate such employee, remain employees of Carrizo or its affiliates and continue to be paid by and to enjoy the benefits to which they are entitled as employees of Carrizo or its affiliates. Employees of Carrizo or its affiliates when on the property of Company will conform to the rules and regulations of Company concerning safety, health and security.


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         2.2 Company agrees to make appropriate personnel available to answer any questions that Carrizo may have in relation to Carrizo's Services under this Agreement and to provide such additional information as Carrizo may reasonably require to perform the requested Services.

         2.3 Upon the discovery of any facts which would reasonably indicate that Carrizo has materially failed to perform its obligations under this Agreement, Company shall: (i) promptly notify Carrizo of such facts by telephone, and (ii) shall thereafter provide Carrizo with written notice of such material breach within thirty (30) days after the discovery of such facts.

3. COMPENSATION

         3.1 Company shall pay Carrizo on a monthly basis for the Services provided by Carrizo to Company in the prior month. Payments to Carrizo shall be made on the first business day of each month provided that Carrizo submits a monthly fee statement to Company, based on Carrizo's good faith estimate of such fees, at least 15 days prior to the first day of any month. Payment for monthly Services shall be net of any overpayments made in any prior month.

         3.2 Carrizo shall maintain adequate accounting records, which in reasonable detail fairly reflect the Services contemplated hereunder, and shall maintain a system of internal controls, sufficient to provide reasonable assurances that the Services are provided in accordance with this Agreement.

         3.3 All related books and accounts of Carrizo applicable to the performance of the Services hereunder shall at all reasonable times be open to inspection by auditors for Company for an additional period of eighteen months after the date of termination of this Agreement.

         3.4 No contract or agreement requiring Carrizo to compensate outside vendors to perform the Services hereunder in an amount exceeding $20,000 shall be entered into without Company's prior approval.

         3.5 All payments by Company to Carrizo under this Services Agreement shall be grossed-up by Company to cover any sales tax, value-added tax, goods and services tax or similar tax (but excluding any tax based upon the net income of Carrizo) payable with respect to the provision by Carrizo of Services.

4. INDEPENDENT CONTRACTOR STATUS

         4.1 Carrizo and all affiliates and employees of either Carrizo or any of its affiliates providing Services hereunder shall be engaged in a capacity as an independent contractor with full control over the manner and method of performance of the Services, subject to the work authorizations of Company.

         4.2 Carrizo shall retain the absolute right to reassign, discipline or dismiss any Carrizo employee or the employee of any affiliate or third party and Company shall not purport to exercise any such right, provided that at any time Company may require Carrizo to cause an employee to cease to provide Services to Company and leave any premises owned or occupied by Company if Company in its reasonable discretion so requests.

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         4.3 Carrizo is not required to hire any new employees to provide
Services to Company during the term of this Agreement. If Carrizo is unable to provide Services to Company hereunder, Carrizo shall notify Company of such fact as promptly as practicable. In the event Carrizo retains an outside vendor to provide the Services, the provisions of this Agreement shall remain in full force and effect as to the Services provided by the outside vendor.

         4.4 Company understands and agrees that (a) to the extent that Carrizo or any of its Related Parties may act as agent of Company, no fiduciary duty or other legal duty or obligation or special standard of care imposed on an agent toward a principal or any other person shall be imposed on Carrizo or any of its Related Parties by virtue of Carrizo's or any Related Parties' entry into agreements as agent, and (b) neither Carrizo nor any of its Related Parties shall have any obligation for compliance with any applicable laws governing the conduct of agents, legal representatives or other fiduciaries. Company understands and agrees that Carrizo's relationship to Company under this Agreement is strictly a contractual arrangement on the terms and conditions set forth in this Agreement, and Company hereby waives any and all rights that it may otherwise have under applicable law or legal precedents to make any claims or take any action against Carrizo or any of its Related Parties based on any theory of agency, fiduciary duty or other special standard of care.

5. INDEMNITY

         5.1 Liabilities and Indemnity.

         (a) INDEMNITY BY COMPANY. TO THE FULLEST EXTENT ALLOWED BY LAW, COMPANY SHALL FULLY INDEMNIFY AND DEFEND CARRIZO AND ITS RELATED PARTIES (THE "CARRIZO INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DEMANDS, CLAIMS, ACTIONS, CAUSES OF ACTION, LOSSES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ("DAMAGES') DIRECTLY OR INDIRECTLY ARISING UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF CARRIZO OR ITS RELATED PARTIES. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THE IMMEDIATELY PRECEDING SENTENCE, THIS INDEMNIFICATION IS EXPRESSLY INTENDED TO APPLY NOTWITHSTANDING THE NEGLIGENCE OR GROSS NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE) OR STRICT LIABILITY OF ANY INDEMNIFIED PERSONS OR WHETHER DAMAGES ARE ASSERTED IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN STATUTE OR OTHERWISE.

         (b) INDEMNITY BY CARRIZO. CARRIZO SHALL FULLY INDEMNIFY AND DEFEND COMPANY AND ITS AFFILIATES FROM AND AGAINST ANY AND ALL DAMAGES DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT TO THE EXTENT CAUSED BY THE WILLFUL MISCONDUCT OF CARRIZO OR ITS RELATED PARTIES.

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         5.2 Indemnification Procedure.

         (a) Any person seeking indemnification under this Article 5 (the "Indemnified Party") with respect to a claim that is not a third party claim shall commence and resolve such Claim solely in accordance with the dispute resolution procedures set forth in this Article 5.

         (b) If any third party claim is asserted against any Indemnified Party and such Indemnified Party intends to seek indemnification hereunder from a Party (the "Indemnifying Party"), then such Indemnified Party shall give notice of the third party claim to the Indemnifying Party as soon as practicable after the Indemnified Party has reason to believe that the Indemnifying Party will have an indemnification obligation with respect to such third party claim and shall provide the Indemnifying Party with all papers served with respect to such third party claim. Such notice shall describe in reasonable detail the nature of the third party claim, an estimate of the amount of damages attributable to the third party claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure of the Indemnified Party to so notify the Indemnifying Party of the third party claim shall not relieve the Indemnifying Party from any duty to indemnify hereunder unless and to the extent that the Indemnifying Party demonstrates that the failure of the Indemnified Party to promptly notify it of such third party claim materially prejudiced its ability to defend such third party claim; provided, that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party otherwise than under this Agreement. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third party claim.

         (c) The Indemnifying Party shall have the right to participate in, or assume control of, and the Indemnifying Party's insurance carrier shall have the right to participate in, the defense of the third party claim at its own expense by giving prompt written notice to the Indemnified Party, using counsel of its choice reasonably acceptable to the Indemnified Party. If it elects to assume control of the defense of such third party claim, the Indemnifying Party shall defend such third party claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such third party claim, the Indemnified Party shall have the right to participate in the defense of the third party claim using counsel of its choice, but the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with its participation in the defense thereof unless (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party fails to assume the defense or diligently prosecute the third party claim or (iii) there shall exist or develop a conflict that would ethically prohibit counsel to the Indemnifying Party from representing the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any third party claim that the Indemnifying Party elects to contest, including the making of any related counterclaim against the third party asserting the third party claim or any cross-complaint against any person, in each case only if and to the extend that any such counterclaim or cross-complaint arises from the same actions or facts giving

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rise to the third party claim. The Indemnifying Party shall have the right, acting in good faith and with due regard to the interests of the Indemnified Party, to control all decisions regarding the handling of the defense without the consent of the Indemnified Party, but shall not have the right to admit liability with respect to, or compromise, settle or discharge any third party claim or consent to the entry of any judgment with respect to such third party claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability and obligations arising out of such third party claim and which would not otherwise adversely affect the Indemnified Party.

         (d) If the Indemnifying Party fails to assume the defense of a third party claim within 30 days after receipt of written notice of the third party claim, then the Indemnified Party shall have the right to defend the third party claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. The Indemnifying Party shall have the right to participate in the defense of the third party claim using counsel of its choice, but the Indemnified Party shall not be liable to the Indemnifying Party hereunder for any legal or other expenses incurred by the Indemnifying Party in connection with its participation in the defense thereof. If requested by the Indemnified Party, the Indemnifying Party agrees to cooperate with the Indemnified Party and its counsel in contesting any third party claim that the Indemnified Party elects to contest, including the making of any related counterclaim against the third Party asserting the third party claim or any cross-complaint against any person, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the third party claim. The Indemnified Party shall have the right, acting in good faith and with due regard to the interests of the Indemnifying Party, to control all decisions regarding the handling of the defense without the consent of the Indemnifying Party, but shall not have the right to compromise or settle any third party claim or consent to the entry of any judgment with respect to such third party claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, unless such settlement compromise or consent includes an unconditional release of the Indemnifying Party from all liability and obligations arising out of such third party claim.

5.3 Dispute Resolution.

         (a) Any controversy, dispute or claim arising out of or relating to this Agreement or the Related Agreements, or the transactions contemplated thereby (a "Dispute") shall be resolved in accordance with this Section 5.3.

         (b) Any party may give the other party written notice (a "Dispute Notice") of any Dispute which has not been resolved in the normal course of business. Within 15 Business Days after delivery of the Dispute Notice, the receiving party shall submit to the other party a written response (the "Response"). The Dispute Notice and the Response shall each include (i) a statement setting forth the position of the party giving such notice, a summary of the arguments supporting such position and, if applicable, the relief sought and (ii) the name and title of a senior manager of such party who has authority to settle the Dispute and will be responsible for the negotiations related to the settlement of the Dispute (the "Senior Manager").


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         (c) Within 10 days after delivery of the Response provided for in
Section 5.3(b) the Senior Managers of both parties shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, and shall negotiate in good faith to attempt to resolve the Dispute that is the subject of such Dispute Notice. If such Dispute has not been resolved within 30 days after delivery of the Dispute Notice, then the parties shall attempt to settle the Dispute pursuant to this Section 5.3(c).

         (d) In the event the Dispute has not been resolved within 30 days after the delivery of the Dispute Notice, the Dispute shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 5.3 (d), the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within 30 Business Days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 90 business days of filing a Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators. Notwithstanding the foregoing, if the amount in controversy is less than $1,000,000, then, instead of selecting three arbitrators by the process described above, one arbitrator shall be selected in accordance with the rules of AAA. In this event the arbitration proceeding shall be conducted for all purposes as set forth in this Section 5.3 (d), except that the proceeding shall be conducted by the one arbitrator, instead of the three.

         (e) All negotiations between the Senior Managers pursuant to this
Section 5.3 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

         5.4 LIMITATIONS ON DAMAGES. TO THE FULLEST EXTENT ALLOWED BY LAW, NO PARTY NOR ANY OF ITS RELATED PARTIES SHALL BE LIABLE UNDER THIS AGREEMENT OR OTHERWISE FOR ANY EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOSSES OF ANTICIPATED PROFITS), WHETHER IN TORT (INCLUDING NEGLIGENCE OR GROSS NEGLIGENCE), STRICT LIABILITY, BY CONTRACT OR

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STATUTE, EXCEPT TO THE EXTENT ANY INDEMNIFIED PARTY SUFFERS SUCH DAMAGES
TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A THIRD-PARTY CLAIM, IN WHICH CASE SUCH DAMAGES SHALL BE RECOVERABLE (TO THE EXTENT RECOVERABLE UNDER THIS AGREEMENT WITHOUT GIVING EFFECT TO THIS SECTION 5.4).

         5.5 LIMITED RECOURSE. TO THE FULLEST EXTENT ALLOWED BY LAW, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, (A) NO RELATED PARTY OF ANY PARTY WILL HAVE ANY LIABILITY OR RESPONSIBILITY FOR, RELATING TO OR IN CONNECTION WITH A PARTY'S FAILURE TO PERFORM ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS AGREEMENT AND (B) IN PURSUING ANY REMEDY FOR ANY PARTY'S BREACH OF ANY TERM, COVENANT, CONDITION OR PROVISION OF THIS AGREEMENT OR OF ANY DUTY OR STANDARD OF CONDUCT BASED ON NEGLIGENCE, STRICT LIABILITY OR OTHER TORT OR VIOLATION OF APPLICABLE LAW, OR OTHERWISE, THE OTHER PARTIES WILL NOT HAVE RECOURSE AGAINST ANY PERSON OTHER THAN THE DEFAULTING OR BREACHING PARTY ITSELF NOR AGAINST ANY ASSETS OTHER THAT THE ASSETS OF THE DEFAULTING OR BREACHING PARTY ITSELF.

         5.6 Limitation on Remedies. The Parties hereby acknowledge and agree that:

         (a) In the event Carrizo fails to provide the Services (or a portion thereof), in accordance herewith, the sole and exclusive remedy of Company shall be, at Company's election made in writing at the time the claim is first asserted, (i) to make a claim for indemnification pursuant to Section 5.1 (if available), (ii) to have the Service (or relevant portion) reperformed, without having to reimburse Carrizo for its direct internal cost of such reperformance, or (iii) to terminate this Agreement in accordance with Section 6.2. Such rights are Company's sole remedy for any non-performance, inadequate performance, faulty performance or other failure or breach by Carrizo under or relating to this Agreement. TO THE FULLEST EXTENT ALLOWED BY LAW, COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT COMPANY MAY OTHERWISE HAVE TO CLAIM, COLLECT OR RECEIVE DAMAGES, TO ENFORCE SPECIFIC PERFORMANCE OR TO PURSUE ANY OTHER REMEDY AVAILABLE IN CONTRACT, AT LAW, OR IN EQUITY IN THE EVENT OF ANY NON-PERFORMANCE, INADEQUATE PERFORMANCE, FAULTY PERFORMANCE OR OTHER FAILURE OR BREACH BY CARRIZO UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR GROSS NEGLIGENCE OF CARRIZO OR ANY OTHER PERSON INVOLVED IN THE PROVIDING OF SERVICES AND WHETHER DAMAGES ARE ASSERT IN CONTRACT OR TORT, UNDER FEDERAL, STATE OR FOREIGN LAWS OR OTHER STATUTE OR OTHERWISE, EXCEPT THAT COMPANY SHALL HAVE THE RIGHT TO SEEK TO ENJOIN ANY WILLFUL MISCONDUCT;

         (b) Without limiting the generality of any other provision of this Agreement, it is not the intent of Carrizo or its affiliated to render professional advice or opinions, whether in regard to tax, legal, treasury, finance, intellectual property, employment or other matters; Company shall not rely on any Service rendered by or on behalf of Carrizo or its affiliates for such

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professional advice or opinions; and notwithstanding Company's receipt of any proposal, recommendation or suggestion in any way related to tax, legal, treasury, finance, intellectual property, employment or any other subject matter, Company shall seek all third party professional advice and opinions as it may desire or need, and in any event Company shall be solely responsible for and assume all risks associated with the Services, except to the limited extent set forth in this Section; and

         (c) A material inducement to the provision of the Services is the limitation of liability set forth herein and the release and indemnity provided by Company.

6. TERM AND TERMINATION.

         6.1 This Agreement, upon execution hereof, shall be effective as of the date hereof and shall continue in effect for an initial term that ends at midnight in December 31, 2003, and shall extend for successive calendar quarter periods, unless terminated (i) by Company with at least thirty (30) days prior written notice to Carrizo, (ii) by Carrizo with at least ninety (90) days prior written notice to Company; provided, however, Carrizo shall complete any audited or unaudited statement of accounts or other reporting services related to the calendar quarter which includes the last day of the 90 day notice period, and this Agreement shall remain in effect in relation to the completion of such Services.

         6.2 Subject to the provisions of Section 2.3, if either Party shall cause or suffer to exist any material breach of any of its obligations under this Agreement, including, but not limited to, any failure to deliver Services or to make payments when due, and said Party does not cure such default within thirty (30) after receiving written notice thereof from the non-breaching Party (unless the Party receiving the notice of default disputes the existence of such default by written notice to the non-breaching party, in which case the cure periods referred to above shall begin to run from and after the date of a final decision by a court of competent jurisdiction or arbitration panel finding that a default exists hereunder), the non-breaching Party may terminate this Agreement, including the provision of Services pursuant hereto, immediately by providing written notice of termination.

         6.3 In the event of a termination of this Agreement, Carrizo shall be entitled to all outstanding amounts due from Company for Services provided under this Agreement up to the date of termination. Carrizo shall provide all records relating to the Services to Company upon termination of this Agreement.

         6.4 Sections 3.2, 5, the confidentiality provisions of Section 1.3, and this Section 6.4 shall survive any termination of this Agreement.

7. ASSIGNMENT.

         Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or delegated (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that the foregoing shall in no way restrict the performance of a Service by a subsidiary or a third party as otherwise allowed hereunder.

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8. FORCE MAJEURE.

         Carrizo shall not be liable for any interruption of service, delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including, but not limited to, any strikes, lockouts or other labor difficulties, acts of any government, riot, insurrection, war or other hostilities, terrorism, embargo, boycott, fuel or energy shortage, fire, flood, acts of God, acts of the public enemy, computer crimes, cyber-terrorism, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities; provided, however, that RMG shall use all reasonable commercially efforts to remedy such interruption, delay, or failure. In any such event, Carrizo's obligations hereunder and Company's obligations to pay for any Service so suspended or delayed hereunder shall be postponed for such time as Carrizo's performance is suspended or delayed on account thereof. Carrizo will notify Company promptly in writing upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, Carrizo shall resume its performance as soon as reasonably practicable. The Parties agree that the terms of this Agreement shall be extended for a period of time equal to the period of time during which their obligations under this Agreement are suspended pursuant to this Section 8.

9. MISCELLANEOUS.

         9.1 Entire Agreement. This Agreement, including the Exhibit attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes any and all prior or contemporaneous understandings, negotiations or agreements between the Parties and, subject to the provisions of Section 7, shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives and permitted successors and assigns.

         9.2 Amendments. Any amendment, supplement, variation, alteration or modification to the Agreement must be made in writing and duly executed by an authorized representative or agent of each of the Parties.

         9.3 Severability. If any provision of this Agreement is held invalid or unenforceable, all other provisions will not be affected. With respect to the provisions held invalid or unenforceable, the Parties will, to the fullest extent allowed by law, amend this Agreement as necessary to effect the original intent of the Parties as closely as possible.

         9.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall be deemed to constitute one and the same instrument.

         9.5 Governing Law. This Agreement shall be governed and controlled as to its validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Texas (without regard to the conflicts of laws provisions thereof) applicable to contracts made in that state.

         9.6 Notices. Except as otherwise provided in this Agreement, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon one of the Parties by the other Party, or whenever either Party desires to give or serve upon the other Party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified-mail, return receipt requested, postage prepaid, or by overnight mail or courier, or delivery service or by facsimile and confirmed by facsimile answer back, addressed as follows:

                           If to Carrizo to:

                           Carrizo Oil & Gas, Inc..
                           14701 St. Mary's Lane, Suite 800
                           Houston, Texas  77079
                           Attention: S.P. Johnson
                           Facsimile: (281) 496-0884

                           If to Company to:

                           Pinnacle Gas Resources, Inc.
                           1 E. Alger, Suite 206
                           Sheridan, Wyoming 82801
                           Attention: Peter G. Schoonmaker
                           Facsimile: (307) 673-9711

                           Attention: Gary W. Uhland
                           14701 St. Mary's Lane, Suite 800
                           Houston, Texas  77079
                           Facsimile: (281) 584-9268

or at such other address as may be substituted by written notice given as in this Section 9.6. The furnishing of any notice required under this Agreement may be waived in writing by the Party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication under this Agreement shall be deemed to have been duly given or served on (i) the date on which personally delivered, with receipt acknowledged, (ii) the date on which sent by facsimile and confirmed by answer back, (iii) the next Business Day if delivered by overnight or express mail, courier or delivery service, or (iv) three Business Days after the same shall have been deposited in the United States mail, as the case may be.

         9.7 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement, shall not operate or be construed as a waiver of any subsequent breach. The failure of any party to require performance of any provision of this Agreement shall not affect any party's right to full performance thereof at any time thereafter.


                   [balance of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first above written.


                                  CARRIZO OIL & GAS, INC.


                                  BY:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                  PINNACLE GAS RESOURCES, INC.


                                  BY:
                                      ------------------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A

                                       TO

                          TRANSITION SERVICES AGREEMENT

                                     BETWEEN

                            PINNACLE RESOURCES, INC.

                                       AND

                             CARRIZO OIL & GAS, INC.

Carrizo will provide the following accounting services to Pinnacle during the transition period:


Organization Stage

     o Negotiate purchase of an accounting software system with associated hardware (coordinate with RMG) on behalf of Pinnacle

     o    Prepare opening entries for general ledger

     o    Design financial reports

     o    Apply for and obtain Federal Identification Number

     o    Open bank accounts

     o    Order checks and associated forms

     o    Obtain quotes for and initiate insurance policies as described below


Accounting Function

     o    Coordinate chart of accounts with RMG

     o    Post detail cash transactions (deposits and cash disbursements)

     o Prepare account analysis (prepaid expenses, deposits, etc.) as necessary

     o    Record monthly accrual entries prepared by RMG

     o    Post monthly journal entries

     o    Post general ledgers monthly

     o    Prepare monthly trial balances

     o    Perform normal monthly reconciliations (receivables, payables, etc.)

     o    Calculate depreciation monthly

     o Calculate depletion and income tax accruals quarterly and post to general ledger (based on Reserve Report from Pinnacle)

     o    Calculate "Ceiling Test" quarterly (based on Reserve Report from
          Pinnacle)

     o Calculate valuation of hedge positions quarterly and post to general ledger

Financial Reporting

     o    Prepare monthly Balance Sheet and Statement of Operations

     o Prepare quarterly GAAP Balance Sheet, Statement of Operations and Statement of Cash Flows

     o    Prepare monthly Budget vs. Actual reports

     o    Facilitate in obtaining management explanations for variances

     o    Annual GAAP Financial Statements

     o    Review valuation of assets with management quarterly

     o    Distribute financial reports to Board

Treasury

     o    Maintain daily cash balance reports

     o    Monitor lock box deposits

     o    Prepare and distribute accounts payable checks

     o    Initiate and record wire transfers as necessary

     o    Fund payroll and revenue imprest accounts as directed by RMG

     o    Reconcile bank accounts (daily cash to general ledger to bank) monthly

     o    Manage cash balances - invest excess cash balances


Insurance

     o    Obtain insurance coverage quotes and request coverage for Pinnacle

          o    General Liability

          o    Workman's Compensation

          o    Control of Well

          o    Directors and Officers Liability

     o    Limits to be set by or approved by Pinnacle

Audit Function

     o Coordinate timing of quarterly reviews and annual audit with independent accountants

     o    Prepare schedules and reports for independent accountants

     o Prepare reports for inclusion in investors quarterly and annual reports

     o Make original documents located in Houston available to independent accountants

Federal /State Tax

     o    Preparation of Texas payroll tax reporting

     o    Preparation of Federal tax deposits

     o    Preparation of Form 940 and Form 941

     o Preparation of Form 1099's (RMG to identify payees and input source data)

     o    Oversee preparation of Corporate Federal Income Tax Return (Form 1120)

     o    Preparation of Franchise Tax

Payroll

     o    Process Texas employees payroll

Financial Hedges

     o    Obtain management approvals from Board for hedge strategy

     o    Execute hedge arrangements as approved

     o    Perform GAAP valuation of hedge positions quarterly

Other

     o    Maintain minute book

     o    Coordinate board resolution requests as generated by management

     o    Prepare loan compliance reports

     o    Maintain warrant and options schedules

     o    Calculate, coordinate board approvals and distribute dividends

     o    Maintain banking relationships

     o    Back up accounting records

The following are SPECIFICALLY EXCLUDED from this agreement:

     o    Preparation of annual budgets

     o    Preparation of any forecast models

     o    Responsibility for obtaining any additional financing

     o    Engaging the Independent Accountants